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                                                                    EXHIBIT 99.1

            FORM OF PROXY FOR SPECIAL MEETING OF SHAREHOLDERS OF NOVA
                                NOVA CORPORATION
                   PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON _____, 2001
                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints _____ and _____, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in NOVA Corporation, a Georgia corporation ("NOVA"), which the undersigned is entitled to vote at the special meeting of shareholders of NOVA to be held on _____, 2001 at ____ _.m. Eastern Daylight Time, at __________, Atlanta, Georgia, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the proxy statement/prospectus of U.S. Bancorp and NOVA Corporation dated __________, 2001, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED "FOR" PROPOSAL 1.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                SEE REVERSE SIDE


                                       99.1-1

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[X]      Please mark
         votes as in
         this example

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.

     A vote "FOR" the following proposal is recommended by the board of directors:

     1. To consider and vote upon a proposal to approve the terms of a proposed merger of NOVA Corporation with and into U.S. Bancorp as provided in the Agreement and Plan of Merger dated as of May 7, 2001, between NOVA Corporation and U.S. Bancorp and to approve the Agreement and Plan of Merger.

     [ ] FOR                    [ ] AGAINST                  [ ] ABSTAIN

                                 MARK HERE [ ]                       MARK [ ]
                                 FOR                                 HERE IF
                                 ADDRESS                             YOU
                                 CHANGE                              PLAN TO
                                 AND                                 ATTEND
                                 NOTE AT                             THE
                                 LEFT                                MEETING

PLEASE SIGN HERE.  If shares of stock   Signature:_______________  Date:________
are held jointly, both or all of such
persons should sign. Corporate or
partnership proxies should be signed    Signature:_______________  Date:________
in full corporate or partnership name
by an authorized person. Persons
signing in a fiduciary capacity should
indicate their full titles in such
capacity.


                                       99.1-2